Exhibit 99.1

TWENTIETH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS TWENTIETH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and entered into this 29th day of July, 2009, by and among FLANDERS CORPORATION (“Flanders,” individually and, in its capacity as the representative of the other Borrowers, “Borrowers Agent”), a North Carolina corporation, FLANDERS/PRECISIONAIRE CORPORATION, a North Carolina corporation (“Flanders/Precisionaire”), FLANDERS FILTERS, INC., a North Carolina corporation “Filters”); FLANDERS/CSC CORPORATION, a North Carolina corporation (“CSC”), PRECISIONAIRE, INC., a Florida corporation (“Precisionaire”), PRECISIONAIRE OF UTAH INC., a Utah corporation (“Utah”), ECO-AIR PRODUCTS, INC., a California corporation (“Eco-Air”), AIR SEAL FILTER HOUSINGS INC., a Texas corporation (“Air Seal”), and FLANDERS REALTY CORPORATION, a North Carolina corporation (“Flanders Realty”) (all of the foregoing collectively referred to herein as “Borrowers” and individually as “Borrower”), each with its chief executive office and principal place of business at 531 Flanders Filters Road, Washington, North Carolina 27889, and BANK OF AMERICA, N.A. (together with its successors and assigns “Lender”), a national banking association with an office at 300 Galleria Parkway, N.W., Suite 800, Atlanta, Georgia 30339.

Recitals:

Lender and Borrowers are parties to a certain Loan and Security Agreement dated October 18, 2002, as amended by that certain First Amendment to Loan and Security Agreement dated October 18 2002, that certain Second Amendment to Loan and Security Agreement dated November 19, 2002, that certain Third Amendment to Loan and Security Agreement dated September 6, 2003, that certain Fourth Amendment to Loan and Security Agreement dated December 8, 2003, that certain Fifth Amendment to Loan and Security Agreement dated September 13, 2004, that certain letter agreement dated October 7, 2004, that certain letter agreement dated December 24, 2004, that certain Eighth Amendment to Loan and Security Agreement dated July 29, 2005, that certain Ninth Amendment to Loan and Security Agreement dated January 18, 2006, that certain Tenth Amendment to Loan and Security Agreement dated June 28, 2006, that certain letter agreement dated January 23, 2007, that certain letter agreement dated March 12, 2007, that certain Eleventh Amendment to Loan and Security Agreement dated September 20, 2007, that certain letter agreement dated October 26, 2007, that certain Fifteenth Amendment dated January 4, 2008, that certain letter agreement dated May 9, 2008, that certain Seventeenth Amendment to Loan and Security Agreement dated July 15, 2008, that certain Eighteenth Amendment to Loan and Security Agreement dated November 6, 2008, and that certain Nineteenth Amendment to Loan and Security Agreement dated March 13, 2009 (as at any other time amended restated, modified or supplemented, the “Loan Agreement”), pursuant to which Lender has made certain revolving credit and term loans to Borrowers.

Borrowers have advised Lenders of Borrowers’ purchase of certain inventory and equipment (the “Wildwood Assets”) from Alex D. Moglia, Chapter 11 Trustee for WILDWOOD INDUSTRIES INC., an Illinois corporation, for a cash purchase price of $3,600,000 pursuant to a sale under Section 363 of the Bankruptcy Code (the “Wildwood Acquisition”). Borrowers acquired the Wildwood Assets free and clear of any liens, claims, and encumbrances pursuant to the provisions of the Order authorizing the Wildwood Acquisition, filed and entered May 27, 2009 with the United States Bankruptcy Code for the Central District of Illinois.

Events of Default have occurred and currently exist under the Loan Agreement by reason of Borrowers’ failure to maintain a Consolidated Fixed Charge Coverage Ratio of 1.0 to 1.0 for the period ending on April 30, 2009, and a Consolidated Fixed Charge Coverage Ratio of 1.2 to 1.0 for the period ending on May 31, 2009, in violation of Section 9.3.1 of the Loan Agreement (the foregoing Events of Default are collectively referred to herein as the “Designated Defaults”).

In consideration for Lender’s agreement to enter into this Amendment and waive the Designated Defaults on the terms and subject to the conditions contained herein, Lender and Borrowers desire to amend the Loan Agreement as hereinafter set forth.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

2. Amendments to Loan Agreement. Effective as of the date hereof, the Loan Agreement is hereby amended as follows:

(a) By deleting Section 9.3.1 of the Loan Agreement in its entirety, and by substituting the following new Section 9.3.1 in lieu thereof:

9.3.1 Consolidated Fixed Charge Coverage Ratio. Maintain a Consolidated Fixed Charge Coverage Ratio of not less than (a) 1.0 to 1.0 for the period from June 1, 2009 through June 30, 2009, as of the last day of such period, and (b) 1.2 to 1.0 to be tested monthly (i) for the period from July 1, 2009 through June 30, 2010, as of the last day of each month during such period on a cumulative basis for the period-to-date since July 1, 2009, and (ii) for the month ending July 31, 2010 and each month thereafter, as of the last day of each month for the immediately preceding twelve-month period.

(b) By deleting the definition of “Consolidated Fixed Charge Coverage Ratio” contained in Appendix A to the Loan Agreement and by substituting the following new definition in lieu thereof, in proper alphabetical sequence:

Consolidated Fixed Charge Coverage Ratio - for any period of a Person, on a Consolidated basis, the ratio of such Person’s (i) Consolidated EBITDA minus income taxes paid in cash minus Capital Expenditures minus cash Distributions whether declared or paid (other than the Flanders Stock Repurchase, but only to the extent of the amount actually repurchased), to (ii) Consolidated Fixed Charges for such period. For the purposes of determining the Consolidated Fixed Charge Coverage Ratio, the amount of Capital Expenditures for any period shall be reduced by the amount of casualty insurance proceeds received during such period, provided that, (i) the amount of Capital Expenditures shall not be reduced below zero ($0.00) for any period, and (ii) the amount of insurance proceeds applied to reduce Capital Expenditures shall not include proceeds of business interruption insurance.

3. Limited Waiver of Designated Defaults. Each Borrower represents and warrants that the Designated Defaults are the only Defaults or Events of Default that exist under the Loan Agreement and the other Loan Documents as of the date hereof. Lender hereby waives the Designated Defaults in existence on the date hereof. In no event shall such waiver be deemed to constitute a waiver of (a) any Default or Event of Default other than the Designated Defaults in existence on the date of this Amendment or (b) any Borrower’s obligation to comply with all of the terms and conditions of the Loan Agreement and the other Loan Documents from and after the date hereof. Notwithstanding any prior, temporary mutual disregard of the terms of any contracts between the parties, each Borrower hereby agrees that it shall be required strictly to comply with all of the terms of the Loan Documents on and after the date hereof.

4. Eligibility of Wildwood Assets. The parties hereto acknowledge and agree, that pursuant to the terms of the Loan Agreement, none of the Wildwood Assets acquired by Borrowers pursuant to the Wildwood Acquisition shall be included in the Borrowing Base, and such Wildwood Assets shall be ineligible for borrowing purposes, unless and until Lender’s examiners shall have completed a field exam and audit of the Wildwood Assets, in scope and with results reasonably acceptable to Lender.

5. Ratification and Reaffirmation. Each Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Borrower’s covenants, duties, indebtedness and liabilities under the Loan Documents.

6. Acknowledgments and Stipulations. By its signature below, each Borrower acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Borrower); except with respect to those Permitted Liens which are expressly permitted to have priority pursuant to the Loan Agreement, the security interests and Liens granted by such Borrower in favor of Lender are each duly perfected, first priority security interests and Liens; and on and as of the opening of business on July 2, 2009, the unpaid principal amount of the Revolver Loans totaled $23,220,967.41 and the face amount of the LC Outstandings totaled $11,025,115.00.

7. Representations and Warranties. Each Borrower represents and warrants to Lender, to induce Lender to enter into this Amendment, that (other than the Designated Defaults) no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of such Borrower and this Amendment has been duly executed and delivered by such Borrower; and all of the representations and warranties made by such Borrower in the Loan Agreement are true and correct on and as of the date hereof.

8. Reference to Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

9. Breach of Amendment. This Amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

10. Conditions Precedent. The effectiveness of the amendments contained in Section 2 hereof and the waiver pursuant to Section 3 hereof are subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Lender, unless satisfaction thereof is specifically waived in writing by Lender:

(a) No Default or Event of Default shall exist or result herefrom;

(b) Lender shall have received from each Borrower a duly executed counterpart of this Amendment; and

(c) Lender shall have received from Borrowers, in immediately available funds, the amendment fee set forth in Section 11 hereof.

11. Amendment Fee; Expenses of Lender. In consideration of Lender’s willingness to enter into this Amendment and waive the Designated Defaults as set forth herein, Borrowers agree to pay to Lender an amendment fee in the amount of $2,500 in immediately available funds on the date hereof. Additionally, Borrowers agree to pay, on demand, all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Lender’s legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

12. Effectiveness; Governing Law. This Amendment shall be effective upon acceptance by Lender in Atlanta, Georgia (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia.

13. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14. No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement, the Loan Documents, and the Other Amendments as herein modified shall continue in full force and effect.

15. Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto (but such party shall promptly deliver to Lender an original signature by overnight delivery).

16. Further Assurances. Each Borrower agrees to take such further actions as Lender shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

17. Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

18. Release of Claims. To induce Lender to enter into this Amendment, each Borrower hereby releases, acquits and forever discharges Lender, and all officers, directors, agents, employees, successors and assigns of Lender, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that Borrower now has or ever had against Lender arising under or in connection with any of the Loan Documents or otherwise. Each Borrower represents and warrants to Lender that such Borrower has not transferred or assigned to any Person any claim that Borrower ever had or claimed to have against Lender. The releases contained herein are in addition to, and not in lieu of, any releases and covenants not to sue contained in any other agreement signed by any Borrower, all of which releases will be deemed to be fully effective and not superseded by this Amendment.

19. Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal in and delivered by their respective duly authorized officers on the date first written above.

FLANDERS CORPORATION
(“Borrower”)

By:
Name:
Title:

FLANDERS/PRECISIONAIRE CORP.
(“Borrower”)

By:
Name:
Title:

FLANDERS FILTERS, INC.
(“Borrower”)

By:
Name:
Title:

FLANDERS/CSC CORPORATION
(“Borrower”)

By:
Name:
Title:

PRECISIONAIRE, INC.
(“Borrower”)

By:
Name:
Title:

[Signatures continue on following page.]

Twentieth Amendment to Loan and Security Agreement

PRECISIONAIRE OF UTAH, INC.
(“Borrower”)

By:
Name:
Title:

ECO-AIR PRODUCTS, INC.
(“Borrower”)

By:
Name:
Title:

AIR SEAL FILTER HOUSINGS, INC.
(“Borrower”)

By:
Name:
Title:

FLANDERS REALTY CORP.
(“Borrower”)

By:
Name:
Title:

BANK OF AMERICA, N.A.
(“Lender”)

By:
Name:
Title:

Twentieth Amendment to Loan and Security Agreement

CONSENT AND REAFFIRMATION

Each of the undersigned guarantors of the Obligations of Borrowers at any time owing to Lender hereby (i) acknowledges receipt of a copy of the foregoing Twentieth Amendment to Loan and Security Agreement; (ii) consents to Borrowers’ execution and delivery thereof and of the other documents, instruments or agreements Borrowers agree to execute and deliver pursuant thereto; (iii) agrees to be bound thereby; and (iv) affirms that nothing contained therein shall modify in any respect whatsoever its respective guaranty of the Obligations and reaffirms that such guaranty is and shall remain in full force and effect.

IN WITNESS WHEREOF, each of the undersigned has executed this Consent and Reaffirmation as of the date of such Twentieth Amendment to Loan and Security Agreement.

GUARANTORS:

FLANDERS INTERNATIONAL PTE LTD

By:
Name:
Title:

AIRSEAL WEST, INC.

By:
Name:
Title:

FLANDERS-VIRGINIA, INC. (f/k/a Tidewater Air Filter Fabrication Company, Inc.)

By:
Name:
Title:

FLANDERS AIRIA TECHNOLOGIES, INC.

By:
Name:
Title:

Twentieth Amendment to Loan and Security Agreement